   As filed with the Securities and Exchange Commission on March 8, 2002
                                                      Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                       MULTILINK TECHNOLOGY CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

          California                                 95-4522566
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                  Identification Number)

                         300 Atrium Drive, 2/nd/ Floor
                          Somerset, New Jersey 08873
                     (Address principal executive offices)

          Multilink Technology Corporation 2000 Stock Incentive Plan
      Multilink Technology Corporation 2000 Employee Stock Purchase Plan
                           (Full Title of the Plan)

                             Richard N. Nottenburg
                      President, Chief Executive Officer
                         300 Atrium Drive, 2/nd/ Floor
                          Somerset, New Jersey  08873
                    (Name and Address of Agent for Service)

                                (732) 537-3700
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:

                                Mark J. Kelson
                    Allen Matkins Leck Gamble & Mallory LLP
                     1901 Avenue of the Stars, Suite 1800
                         Los Angeles, California 90067
                                (310) 788-2400


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 Proposed Maximum           Proposed Maximum
         Title of Each Class of              Amount to be       Offering Price Per         Aggregate Offering      Amount of
       Securities to be Registered          Registered (1)           Share(2)                    Price          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
2000 Stock Incentive Plan
Class A Common Stock, $0.0001 par value
(options available for future grant)       2,837,038 shares           $1.91                  $ 5,418,742.58         $498.53
------------------------------------------------------------------------------------------------------------------------------------
2000 Employee Stock Purchase Plan
Class A Common Stock, $0.0001 par value
(shares available for future grant)          709,260 shares           $1.91                  $ 1,354,686.60         $124.63
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL                                3,546,298 shares                                  $ 6,773,429.18         $623.16
====================================================================================================================================

(1) This registration statement also covers an indeterminate number of shares which may be issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction, in accordance with Rule 416.

(2) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). The proposed maximum offering price per share is based on the average of the high and low sale price of $1.91 per share of Multilink's Class A common stock reported on the Nasdaq Stock Market on March 1, 2002.

                               EXPLANATORY NOTE

     Multilink Technology Corporation, a California corporation (the "Registrant"), previously filed its Registration Statement on Form S-8 (Registration No. 333-66588) (the "Initial Registration Statement") with the Securities and Exchange Commission on August 2, 2001, for the purpose of registering shares of the Registrant's Class A common stock, par value $0.0001 per share, issuable upon the grants of awards or the exercise of options granted pursuant to the Multilink Technology Corporation, Inc. 2000 Stock Incentive Plan (the "Incentive Plan") and the Multilink Technology Corporation, Inc. 2000 Employee Stock Purchase Plan (the "Purchase Plan"). At the time of the filing of the Initial Registration Statement, 49,286,606 shares of the Registrant's Class A common stock were authorized for issuance under the Incentive Plan and 2,071,652 shares of the Registrant's Class A common stock were authorized for issuance under the Purchase Plan. On January 2, 2002, the Incentive Plan was automatically increased by 2,837,038 shares pursuant to the automatic share increase provisions of Section V.B. of Article I of the Incentive Plan. On that same day, the Purchase Plan was automatically increased by 709,260 shares pursuant to the automatic share increase provisions of Section III.B. of the Purchase Plan.

     The Registrant hereby files this Registration Statement on Form S-8 (the "Second Registration Statement") for the purpose of registering (1) an additional 2,837,038 shares of the Registrant's Class A common stock, issuable upon the grants of awards or the exercise of options granted pursuant to the Incentive Plan, and (2) an additional 709,260 shares of the Registrant's Class A common stock issuable upon the grants of awards under the Purchase Plan. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference herein the contents of the Initial Registration Statement, including the information incorporated therein by reference.

     This Second Registration Statement brings the total number of authorized and registered shares under the Incentive Plan to 52,123,644 and the total number of authorized and registered shares under the Purchase Plan to 2,780,912.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

   Exhibit
   Number                            Exhibit
-------------  -----------------------------------------------------------------
      4.1*     Multilink 2000 Stock Incentive Plan

      4.2*     Multilink 2000 Employee Stock Purchase Plan

      5.1      Opinion of Allen Matkins Leck Gamble & Mallory LLP

     23.1      Consent of Independent Auditors

     23.2 Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in Exhibit 5.1

     24.1 Power of Attorney (contained on the signature page of this registration statement)
___________
  * Incorporated by reference from Multilink's Registration Statement on Form S-1 (File No. 333-47376).

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Multilink certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerset, State of New Jersey, on the 8th day of March, 2002.

                              MULTILINK TECHNOLOGY CORPORATION

                              By: /s/ Richard N. Nottenburg
                                  -------------------------------------
                                  Richard N. Nottenburg
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

  The undersigned directors and officers of Multilink Technology Corporation hereby constitute and appoint Richard N. Nottenburg and Eric M. Pillmore and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on the 8th day of March, 2002.

          Signature                              Title
          ---------                              -----

/s/ Richard N. Nottenburg   President, Chief Executive Officer and Director
--------------------------  (Principal Executive Officer)
Richard N. Nottenburg

/s/ Eric M. Pillmore        Chief Financial Officer (Principal Financial and
--------------------------  Accounting Officer), Senior Vice President and
Eric M. Pillmore            Secretary

/s/ Jens Albers             Executive Vice President and Director
--------------------------
Jens Albers

/s/ Stephen Forrest         Director
--------------------------
Stephen Forrest

/s/ G. Bradford Jones       Director
--------------------------
G. Bradford Jones

/s/ James Schneider         Director
--------------------------
James Schneider

/s/ John Walecka            Director
--------------------------
John Walecka

/s/ Edward J. Zander        Director
--------------------------
Edward J. Zander

                                 EXHIBIT INDEX

   Exhibit
   Number                   Exhibit
  --------  --------------------------------------------------------------------
    4.1*    Multilink 2000 Stock Incentive Plan

    4.2*    Multilink 2000 Employee Stock Purchase Plan

    5.1     Opinion of Allen Matkins Leck Gamble & Mallory LLP

    23.1    Consent of Independent Auditors

    23.2    Consent of Allen Matkins Leck Gamble & Mallory LLP is contained in
            Exhibit 5.1

    24.1 Power of Attorney (contained on the signature page of this registration statement)
___________
  * Incorporated by reference from Multilink's Registration Statement on Form S-1 (File No. 333-47376).